UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 24, 2004

CI SELL CARS INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of Incorporation)	333-106637 (Commission File Number)	16 1644353 (IRS Employer ID No.)

309A EAST MAIN
TOMBALL, TEXAS    77375
(281)255-6256
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Item 5.   Other Events.

On June 24, 2004, we entered into that certain Agreement and Plan of Reorganization with Strategy Holding Company Limited and the stockholders of Strategy Insurance Limited ("Definitive Stock Exchange Agreement"). The Definitive Stock Exchange Agreement, which is scheduled to close on or before June 4, 2004, was executed so that we can acquire 100% of Strategy Holding Company Limited.

Strategy Holding Company, Ltd., through its wholly-owned subsidiary Strategy Insurance, Ltd., is a provider of specialty lines of insurance, reinsurance and risk assessment, focusing on credit risk and credit enhancement. It conducts its insurance and reinsurance operations principally through subsidiaries incorporated in Barbados, West Indies. It has offices in Barbados, West Indies; London, England; and Toronto, Canada.

In addition, we are undertaking a 14 to 1 forward stock split of our shares of common stock. The record date is today, June 1, 2004, and the effective date is Thursday, June 3, 2004.

In accordance with the Definitive Stock Exchange Agreement, the purchase price was 45,100,000 shares of our common stock (prior to the 14 to 1 forward stock split). In addition, 25,827,000 shares of our common stock are to be purchased by Strategy Holding Company Limited and retired.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

Number	Exhibit

10.1	Agreement and Plan of reorganization By and Among CI Sell Cars, Inc., Strategy Holding Company Limited and the Stockholders of Strategy Insurance Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CI SELL CARS, INC.

By:	/s/ Curtis Hunsinger
Curtis Hunsinger President, Chief Executive Officer, Chief Financial Officer, Controller and Secretary

June 1, 2004